Exhibit 99.(g)(i)(a)

AMENDMENT TO CUSTODIAN AGREEMENT

THIS AMENDMENT TO CUSTODIAN AGREEMENT (this “Amendment”) is dated as of September 9, 2025, by and between AIM ETF Products Trust (the “Fund”), and Brown Brothers Harriman & Co. (“BBH&Co.”).

Reference is made to the Custodian Agreement dated as of May 15, 2020, by and between the Fund and BBH&Co., as amended from time to time and as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Fund and BBH&Co. have agreed to make certain modifications to the terms of the Agreement as further detailed herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

A.	Amendments to the Agreement

The Agreement is hereby amended by deleting Annex A in its entirety and substituting therefore the updated Annex A attached hereto.

B.	Miscellaneous

1.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.	This Amendment shall be governed and construed in accordance with the governing law and jurisdiction provisions of the Agreement.

3.	This Amendment may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment. Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic mail transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

BROWN BROTHERS HARRIMAN & CO.		AIM ETF PRODUCTS TRUST

By:	/s/ Kate Ahalt	By:	/s/ Brian Muench
Name:	Kate Ahalt	Name:	Brian Muench
Title:	Managing Director	Title:	President

Annex A

to

Custodian Agreement dated May 15, 2020, as amended

SERIES OF AIM ETF PRODUCTS TRUST

As Amended, Restated and Ratified as of September 9, 2025

Series/Portfolio

AllianzIM U.S. Large Cap Buffer10 Apr ETF

AllianzIM U.S. Large Cap Buffer20 Apr ETF

AllianzIM U.S. Large Cap Buffer10 Jul ETF

AllianzIM U.S. Large Cap Buffer20 Jul ETF

AllianzIM U.S. Large Cap Buffer10 Oct ETF

AllianzIM U.S. Large Cap Buffer20 Oct ETF

AllianzIM U.S. Large Cap Buffer10 Jan ETF

AllianzIM U.S. Large Cap Buffer20 Jan ETF

AllianzIM U.S. Large Cap Buffer10 Nov ETF

AllianzIM U.S. Large Cap Buffer20 Nov ETF

AllianzIM U.S. Large Cap Buffer10 Dec ETF

AllianzIM U.S. Large Cap Buffer20 Dec ETF

AllianzIM U.S. Large Cap Buffer10 Feb ETF

AllianzIM U.S. Large Cap Buffer20 Feb ETF

AllianzIM U.S. Large Cap Buffer10 Mar ETF

AllianzIM U.S. Large Cap Buffer20 Mar ETF

AllianzIM U.S. Large Cap Buffer10 May ETF

AllianzIM U.S. Large Cap Buffer20 May ETF

AllianzIM U.S. Large Cap Buffer10 Jun ETF

AllianzIM U.S. Large Cap Buffer20 Jun ETF

AllianzIM U.S. Large Cap Buffer10 Aug ETF

AllianzIM U.S. Large Cap Buffer20 Aug ETF

AllianzIM U.S. Large Cap Buffer10 Sep ETF

AllianzIM U.S. Large Cap Buffer20 Sep ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Jan/Jul ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Apr/Oct ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Feb/Aug ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Mar/Sep ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 May/Nov ETF

AllianzIM U.S. Large Cap 6 Month Buffer10 Jun/Dec ETF

AllianzIM U.S. Equity 6 Month Floor5 Jan/Jul ETF

AllianzIM U.S. Equity 6 Month Floor5 Apr/Oct ETF

AllianzIM U.S. Equity Buffer15 Uncapped Aug ETF

AllianzIM U.S. Equity Buffer15 Uncapped Sep ETF

AllianzIM U.S. Equity Buffer15 Uncapped Oct ETF

AllianzIM U.S. Equity Buffer15 Uncapped Nov ETF

AllianzIM U.S. Equity Buffer15 Uncapped Dec ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jan ETF

AllianzIM U.S. Equity Buffer15 Uncapped Feb ETF

AllianzIM U.S. Equity Buffer15 Uncapped Mar ETF

AllianzIM 6 Month Buffer10 Allocation ETF

AllianzIM Buffer20 Allocation ETF

AllianzIM Buffer15 Uncapped Allocation ETF

AllianzIM U.S. Equity Buffer100 Protection ETF

AllianzIM U.S. Equity Buffer15 ETF

AllianzIM International Equity Buffer15 Uncapped Oct ETF

AllianzIM International Equity Buffer15 Uncapped Jan ETF

AllianzIM International Equity Buffer15 Uncapped Apr ETF

AllianzIM International Equity Buffer15 Uncapped Jul ETF

AllianzIM U.S. Equity Buffer5 ETF

AllianzIM Growth-100 Buffer5 ETF

AllianzIM Growth-100 Buffer15 ETF

AllianzIM International Equity Buffer5 ETF

AllianzIM International Equity Buffer15 ETF